Exhibit 99









                             $750,000,000



                  AMENDED AND RESTATED CREDIT AGREEMENT



                             dated as of



                             May 18, 1994



                                among



                           Masco Corporation



                        The Banks Listed Herein



                                  and



               Morgan Guaranty Trust Company of New York,
                                as Agent
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                              TABLE OF CONTENTS

                                                       Page


                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01   Definitions . . . . . . . . . . . . . . . 1
        1.02   Accounting Terms and Determinations . . .15
        1.03   Types of Borrowings . . . . . . . . . . .16
        1.04   Basis for Ratings . . . . . . . . . . . .16


                                  ARTICLE II
                                  THE CREDITS

SECTION 2.01   Committed Borrowings. . . . . . . . . . .16
        2.02   Notice of Committed Borrowings. . . . . .17
        2.03   Money Market Borrowings . . . . . . . . .17
        2.04   Notice to Banks; Funding of Loans . . . .21
        2.05   Notes . . . . . . . . . . . . . . . . . .22
        2.06   Maturity of Loans . . . . . . . . . . . .23
        2.07   Interest Rates. . . . . . . . . . . . . .23
        2.08   Fees. . . . . . . . . . . . . . . . . . .28
        2.09   Optional Termination or
                 Reduction of Commitments. . . . . . . .29
        2.10   Mandatory Termination
                 of Commitments. . . . . . . . . . . . .29
        2.11   Optional Prepayments. . . . . . . . . . .29
        2.12   General Provisions as to Payments . . . .30
        2.13   Funding Losses  . . . . . . . . . . . . .30
        2.14   Computation of Interest and Fees. . . . .31
        2.15   Withholding Tax Exemption . . . . . . . .31
        2.16   Regulation D Compensation . . . . . . . .32
        2.17   Application of Interest Rates
                 and Fees. . . . . . . . . . . . . . . .32


                                  ARTICLE III
                                  CONDITIONS

SECTION 3.01   Effectiveness . . . . . . . . . . . . . .32
        3.02   All Borrowings. . . . . . . . . . . . . .33

______________
   *The Table of Contents is not a part of this Agreement.
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                                                       Page

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01   Corporate Existence and Power . . . . . .34
        4.02   Corporate and Governmental
                 Authorization; No Contravention . . . .34
        4.03   Binding Effect. . . . . . . . . . . . . .35
        4.04   Financial Information . . . . . . . . . .35
        4.05   Litigation. . . . . . . . . . . . . . . .35
        4.06   Compliance with ERISA . . . . . . . . . .35
        4.07   Environmental Matters . . . . . . . . . .36
        4.08   Taxes . . . . . . . . . . . . . . . . . .36
        4.09   Not an Investment Company . . . . . . . .37
        4.10   Compliance with Laws. . . . . . . . . . .37


                                   ARTICLE V
                                   COVENANTS

SECTION 5.01   Information . . . . . . . . . . . . . . .37
        5.02   Minimum Consolidated
                 Tangible Net Worth. . . . . . . . . . .40
        5.03   Limitation on Dividends and
                 Acquisitions of Borrower's
                 Equity Securities . . . . . . . . . . .41
        5.04   Limitations on Debt . . . . . . . . . . .42
        5.05   Cash Flow Coverage. . . . . . . . . . . .43
        5.06   Negative Pledge . . . . . . . . . . . . .44
        5.07   Consolidations, Mergers and
                 Sale of Assets. . . . . . . . . . . . .45
        5.08   Compliance with Laws. . . . . . . . . . .46
        5.09   Use of Proceeds . . . . . . . . . . . . .46


                                  ARTICLE VI
                                   DEFAULTS

SECTION 6.01   Events of Default . . . . . . . . . . . .47
        6.02   Notice of Default . . . . . . . . . . . .50


                                  ARTICLE VII
                                   THE AGENT

SECTION 7.01   Appointment and Authorization . . . . . .50
        7.02   Agent and Affiliates. . . . . . . . . . .50
        7.03   Action by Agent . . . . . . . . . . . . .50
        7.04   Consultation with Experts . . . . . . . .50

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                                                       Page

        7.05   Liability of Agent. . . . . . . . . . . .51
        7.06   Indemnification . . . . . . . . . . . . .51
        7.07   Credit Decision . . . . . . . . . . . . .51
        7.08   Successor Agent . . . . . . . . . . . . .51
        7.09   Agent's Fees. . . . . . . . . . . . . . .52


                                 ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

SECTION 8.01   Basis for Determining Interest
                 Rate Inadequate or Unfair . . . . . . .52
        8.02   Illegality. . . . . . . . . . . . . . . .53
        8.03   Increased Cost and Reduced Return . . . .54
        8.04   Substitute Loans. . . . . . . . . . . . .56
        8.05   Substitution of Bank. . . . . . . . . . .57


                                  ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.01   Notices . . . . . . . . . . . . . . . . .57
        9.02   No Waivers. . . . . . . . . . . . . . . .58
        9.03   Expenses; Documentary Taxes;
                 Indemnification . . . . . . . . . . . .58
        9.04   Sharing of Set-Offs . . . . . . . . . . .58
        9.05   Amendments and Waivers. . . . . . . . . .59
        9.06   Successors and Assigns. . . . . . . . . .59
        9.07   Collateral. . . . . . . . . . . . . . . .61
        9.08   Confidentiality . . . . . . . . . . . . .61
        9.09   Severalty of Obligations. . . . . . . . .62
        9.10   New York Law; Submission
                 to Jurisdiction . . . . . . . . . . . .62
        9.11   Counterparts; Integration . . . . . . . .62
        9.12   WAIVER OF JURY TRIAL. . . . . . . . . . .63

                                      iii
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Exhibit A -   Note

Exhibit B -   Money Market Quote Request

Exhibit C -   Invitation for Money Market Quotes

Exhibit D -   Money Market Quote

Exhibit E -   Opinion of Counsel for the Borrower

Exhibit F -   Opinion of Special Counsel
              for the Agent

Exhibit G -   Assignment and Assumption Agreement


                                      iv
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
                     AMENDED AND RESTATED CREDIT AGREEMENT



         AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 18, 1994 among MASCO CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                                   RECITALS

         WHEREAS, Masco Corporation, certain banks and Morgan Guaranty Trust Company of New York, as agent, are parties to a credit agreement dated as of November 7, 1991, as heretofore amended (the "Existing Credit Agreement") providing commitments in the aggregate amount of $750,000,000; and

         WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement (i) to extend the Termination Date from November 6, 1995 to May 15, 1998, (ii) to reduce certain interest rates and fees, (iii) to make the covenant relating to Annual Cash Flow inapplicable when Level I Status exists, (iv) to clarify the calculations required by the covenant relating to limitations on Debt and (v) to make certain other changes;

         NOW, THEREFORE, the parties hereto agree that, as of the Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Acquired Debt" means, with respect to any Person which becomes a Subsidiary after the date of this Agreement, Debt of such Person which was outstanding before such Person became a Subsidiary and which was not created in contemplation of such Person becoming a Subsidiary.
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         "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "Affiliate" means at any date a Person (other than a Consolidated Subsidiary) whose earnings or losses (or the appropriate proportionate share thereof) would be included in determining the consolidated net income of the Borrower and its Consolidated Subsidiaries for a period ending on such date under the equity method of accounting for investments in common stock (and certain other investments).

         "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "Annual Cash Flow" means, at any time from and including the 31st day of any Fiscal Quarter (the "Relevant Quarter") to but excluding the 31st day of the following Fiscal Quarter, (i) Consolidated Net Income for the four Fiscal Quarters immediately preceding the Relevant Quarter plus
(ii) depreciation and amortization deducted in determining such Consolidated Net Income plus (iii) any increase (or minus any decrease) in deferred taxes during such preceding four Fiscal Quarters plus (iv) any accretion of debt discount (or minus any amortization of debt premium) deducted (or added) in determining such Consolidated Net Income minus (v) any equity in undistributed earnings (or plus any equity in undistributed losses), net, of Affiliates of the Borrower added (or deducted) in determining such Consolidated Net Income minus (vi) any other non-cash items added (or plus any other non-cash items deducted) in determining such Consolidated Net Income; provided that, if the Borrower or any Consolidated Subsidiary directly or indirectly merges or consolidates with any other Person or makes any Acquisition, Annual Cash Flow shall be determined after the date of such merger, consolidation or Acquisition on a pro-forma basis as if the Borrower or such Consolidated Subsidiary had merged or been consolidated with such other Person or made such Acquisition on the First Pro-Forma Day. The adjustments to be made in determining Annual Cash Flow on a pro-forma basis pursuant to the foregoing proviso shall include, without limitation, (x) calculating Consolidated Net Income and the other items referred to in clauses (ii) through (vi) above as if such merger, consolidation or Acquisition occurred on the First Pro Forma Day, (y) amortizing any goodwill attributable to such merger, consolidation or Acquisition as if such merger,

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consolidation or Acquisition occurred on the First Pro-Forma Day and (z)
increasing interest expense as if any indebtedness created, incurred or issued in connection with such merger, consolidation or Acquisition was created, incurred or issued on the First Pro-Forma Day (assuming, in the case of any such indebtedness which bears interest at a floating rate, that such indebtedness would have borne interest prior to the actual incurrence thereof at the rate applicable thereto immediately after it was actually incurred). For purposes of this definition, "Acquisition" means the acquisition for an aggregate purchase price of at least $25,000,000 or its non-cash equivalent (or, at the Borrower's option, for an aggregate purchase price of less than $25,000,000 or its non-cash equivalent) of all or substantially all of (xx) the capital stock or other ownership interests having ordinary voting power of any Person or (yy) the assets of any Person or of a division of the business of such Person or associated with a complete line of business or product line of such Person, and "First Pro-Forma Day" means the first day of the first of the four full Fiscal Quarters immediately preceding the date of such merger, consolidation or Acquisition.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Assessment Rate" has the meaning set forth in Section 2.07(b).

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

         "Basis Point" means 1/100 of 1%.

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         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Masco Corporation, a Delaware corporation, and its successors.

         "Borrower's Equity Securities" means shares of any class of the Borrower's capital stock or options, warrants or other rights to acquire such shares.

         "Borrower's 1993 Form 10-K" means the Borrower's annual report on Form 10-K for the year ended December 31, 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Borrowing" has the meaning set forth in Section 1.03.

         "CD Base Rate" has the meaning set forth in Section 2.07(b).

         "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

         "CD Margin" has the meaning set forth in Section 2.07(b).

         "CD Reference Banks" means NBD Bank, N.A., Royal Bank of Canada and Morgan Guaranty Trust Company of New York and each other bank, if any, as is appointed as a CD Reference Bank pursuant to Section 8.01(b) or 9.06(f).

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

         "Committed Loan" means a loan made by a Bank pursuant to Section
2.01.

         "Consolidated Adjusted Net Worth" means at any date (i) Shareholders' Equity at such date less (ii) to the extent reflected in such Shareholders' Equity, all equity and other investments in Affiliates of the Borrower; provided that the historic cost as of December 31, 1993 of any equity or other investment in any Affiliate of the Borrower shall be excluded from the amount deducted pursuant

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to clause (ii) of this definition except to the extent that such historic cost is recovered after December 31, 1993 through the sale of such investment, the liquidation of such Affiliate or otherwise.

         "Consolidated Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period (considered as a single accounting period), but excluding the net income or deficit of any Person (other than the equity in earnings or losses of an Affiliate previously included in such consolidated net income determined under the equity method of accounting for investments) prior to the effective date on which it becomes a Consolidated Subsidiary or is merged into or consolidated with the Borrower or a Consolidated Subsidiary.

          "Consolidated Subsidiary" means at any date any Subsidiary the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Consolidated Tangible Net Worth" means at any date the aggregate of all assets (excluding treasury stock) which would be shown on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date; provided that there shall be deducted from the amount of such assets, to the extent otherwise included therein, (i) any reserves on assets of the Borrower and its Consolidated Subsidiaries where a reserve is proper in accordance with generally accepted accounting principles, including, without limitation, reserves for depreciation, amortization or obsolescence, loss on receivables or inventory valuations, (ii) any unamortized goodwill, patents, trademarks, trade names or other like intangible assets of the Borrower and its Consolidated Subsidiaries, (iii) unamortized debt discount or expense of the Borrower and its Consolidated Subsidiaries and (iv) any deferred charges or prepaid expenses of the Borrower and its Consolidated Subsidiaries which are not Consolidated Current Assets; and provided further that there shall also be deducted from such amount (v) Consolidated Total Liabilities at such date.

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         "Consolidated Total Liabilities" means at any date the aggregate of all liabilities or other items which would appear on the liability side of a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date, except the amount so appearing which constitutes
Shareholders' Equity.

         "Continuing Director" means any member of the Borrower's board of directors who either (i) is a member of such board as of May 18, 1994 or (ii) is thereafter elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors who are Continuing Directors at the time of such vote; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others for which such Person is contingently liable. In calculating the amount of any Debt at any date for purposes of this Agreement, accrued interest shall be excluded to the extent that it would be properly classified as a current liability for interest under the heading "Accrued liabilities" (and not under the heading "Notes payable") in a balance sheet prepared as of such date in accordance with the accounting principles and practices used in preparing the balance sheet referred to in Section 4.04(a) and the related footnotes thereto.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its

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Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

         "Domestic Subsidiary" means a Subsidiary which is incorporated under the laws of the United States of America or any state thereof.

         "Effective Date" has the meaning set forth in Section 3.01.

         "Environmental Laws" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

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         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

         "Euro-Dollar Reference Banks" means the principal London offices of NBD Bank, N.A., Royal Bank of Canada and Morgan Guaranty Trust Company of New York and each other bank, if any, which is appointed as a Euro-Dollar Reference Bank pursuant to Section 8.01(b) or 9.06(f).

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Credit Agreement" has the meaning set forth in the first Whereas Clause.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on

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such day, as published by the Federal Reserve Bank of New York on the Domestic
Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fiscal Quarter" means a fiscal quarter of the Borrower.

         "Fiscal Year" means a fiscal year of the Borrower.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "High Quality Investment" means any investment in (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof,
(ii) commercial paper rated at least A-1 by S&P and at least P-1 by Moody's or
(iii) time deposits with, including certificates of deposit issued by, any Bank which was a party to this Agreement on the Effective Date or any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; provided in each case that such investment matures within six months from the date of acquisition thereof by the Borrower or a Subsidiary.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three, six or (subject to subsection (d) of Section 2.07) twelve months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

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         (b)  any Interest Period which begins on the last Euro-Dollar
   Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

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         (b)  any Interest Period which begins on the last Euro-Dollar
   Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Level I Status" exists at any date if, at such date, any of the Borrower's outstanding senior unsecured long-term debt securities are rated A-or higher by S&P and A3 or higher by Moody's.

         "Level II Status" exists at any date if, at such date, (i) Level I Status does not exist and (ii) any of the Borrower's outstanding senior unsecured long-term debt securities are rated BBB+ or higher by S&P and Baa1 or higher by Moody's.

         "Level III Status" exists at any date if, at such date, (i) neither Level I Status nor Level II Status exists and (ii) any of the Borrower's outstanding senior unsecured long-term debt securities are rated BBB or higher by S&P and Baa2 or higher by Moody's.

         "Level IV Status" exists at any date if, at such date, none of Level I Status, Level II Status or Level III Status exists.

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
         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset; provided that a subordination agreement shall not be deemed to create a Lien. For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other similar title retention agreement relating to such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

         "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $25,000,000.

         "Material Plan" has the meaning set forth in Section 6.01(i).

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

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
         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.03(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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
         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prior Plan" means at any time (i) any Plan which at such time is no longer maintained or contributed to by any member of the ERISA Group or (ii) any Multiemployer Plan to which no member of the ERISA Group is at such time any longer making contributions or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Committed Loans made by any Bank.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

         "S&P" means Standard & Poor's Corporation.

         "Shareholders' Equity" means at any date the shareholders' equity of the Borrower.

         "Significant Subsidiaries" means any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary, would be a "significant subsidiary" as

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
defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934. For purposes of this Agreement, a type of event shall not be deemed to have occurred with respect to Significant Subsidiaries unless such type of event has occurred with respect to each of the Subsidiaries required to be included to constitute "Significant Subsidiaries" as defined in the preceding sentence.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Borrower or by the Borrower and one or more Subsidiaries or by one or more Subsidiaries.

         "Substantially-Owned Consolidated Subsidiary" means any Consolidated Subsidiary at least 90% of the shares of outstanding capital stock or other ownership interests of which having ordinary power to vote in elections for the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Termination Date" means May 15, 1998, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to

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
the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of the Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

         SECTION 1.04. Basis for Ratings. The credit ratings to be utilized in the determination of a Status are the ratings assigned to outstanding senior unsecured long-term debt securities of the Borrower without third party credit support. Ratings assigned to any obligation of the Borrower which is secured or which has the benefit of third party credit support shall be disregarded.

                             ARTICLE II

                             THE CREDITS

         SECTION 2.01. Committed Borrowings. On and after the Effective Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that the aggregate principal amount of the Committed Loans made by such Bank at any one time outstanding shall not exceed the amount of its Commitment at that time. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of

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
$1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time under this Section. Amounts repaid pursuant to Section 8.02 shall not be reborrowed except as provided therein.

         SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on
                                      17
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
(x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b)  the aggregate amount of such Borrowing,

         (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

         (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

               SECTION 2.03.  Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks on and after the Effective Date to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

         (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

       (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $1,000,000,

      (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

       (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission (or by telephone promptly confirmed by telex or facsimile transmission) an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this

                                      18
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
subsection (d) and must be submitted to the Agent by telex or facsimile transmission (or by telephone promptly confirmed by telex or facsimile transmission) at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

       (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

         (A) the proposed date of Borrowing (as specified in the relevant Money Market Quote Request),

         (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $1,000,000 or a larger multiple thereof, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

         (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such applicable London Interbank Offered Rate,

                                      19
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
         (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

         (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

      (iii)  Any Money Market Quote shall be disregarded if it:

         (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

         (B)  contains qualifying, conditional or similar language;

         (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

         (D)  arrives after the time set forth in subsection (d)(i).

         (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third

                                      20
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
Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

        (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

       (ii) the principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $1,000,000,

      (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

       (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04.  Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents
                                      21
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
thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of

                                      22
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
such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall mail such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate;

                                      23
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
provided that, if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan or portion thereof shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

         "CD Margin" means:

        (i)  for any day on which Level I Status exists, 42.50 Basis Points;

       (ii)  for any day on which Level II Status exists, 47.50 Basis Points;

      (iii)  for any day on which Level III Status exists, 50.00 Basis Points;
   or

       (iv)  for any day on which Level IV Status exists,      67.50 Basis
points.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                 [ CDBR      ]*
       ACDR   =  [ ---------- ]  + AR
                 [ 1.00 - DRP ]

       ACDR   =  Adjusted CD Rate
       CDBR   =  CD Base Rate
        DRP   =  Domestic Reserve Percentage
         AR   =  Assessment Rate

   __________
   * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as

                                      24
PAGE
practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Subject to Section 2.16, each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means:

        (i)  for any day on which Level I Status exists, 30.00 Basis Points;

       (ii)  for any day on which Level II Status exists, 35.00 Basis Points;

                                      25
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
      (iii)  for any day on which Level III Status exists, 37.50 Basis Points;
   or

       (iv)    for any day on which Level IV Status exists, 55.00 Basis
Points.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period; provided that, if such Interest Period has a duration of twelve months, the London Interbank Offered Rate applicable thereto shall be determined as provided in subsection (d) of this Section.

         (d) If requested to do so by the Borrower at least four Euro-Dollar Business Days before the beginning of any Interest Period applicable to a Euro-Dollar Borrowing, each Bank will advise the Borrower before 12:00 noon on the third Euro-Dollar Business Day before the beginning of such Interest Period as to (i) whether, if the Borrower selects a duration of twelve months for such Interest Period, such Bank expects that deposits in dollars with a term corresponding to such Interest Period will be available to it in the London interbank market two Euro-Dollar Business Days before the beginning of such Interest Period in the amount required to fund its Euro-Dollar Loan to which such Interest Period would apply and, if so, (ii) the interest rate which such Bank would have been required to pay as of 10:00 A.M. (New York City time) on such third Euro-Dollar Business Day before the beginning of such Interest Period to obtain such deposits. If, but only if, all of the Banks confirm that they expect such deposits to be available to them, the Borrower shall be entitled to select a duration of twelve months for such Interest Period pursuant to Section 2.02, in which event (i) each Bank shall advise the Agent as to the interest rate per annum at which such deposits were offered to it in the London interbank market at approximately 10:00 A.M. (New York City time) two Euro-Dollar Business Days before the beginning of such Interest Period and (ii) the London Interbank Offered Rate applicable to such Interest Period shall be the highest of the rates so quoted; provided that, as an alternative to the foregoing procedure, the London Interbank Offered Rate

                                      26
PAGE
applicable to any twelve-month Interest Period may be established by agreement among the Borrower and all the Banks.

         (e) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Euro-Dollar Margin plus any additional interest rate applicable pursuant to
Section 2.16 plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus any additional interest rate applicable pursuant to Section 2.16 plus the average (rounded upwards, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

         (f) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

         (g) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by

                                      27
PAGE
telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (h) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08.  Fees.

       (a) Commitment Fees. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee calculated on a daily basis at the rate per annum of (i) 2.50 Basis Points for any day on which Level I Status exists, (ii) 3.75 Basis Points for any day on which Level II Status or Level III Status exists or (iii) 5.00 Basis Points for any day on which Level IV Status exists. In each case, such commitment fee shall be calculated on the amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans on such day. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety).

         (b) Facility Fees. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a facility fee calculated on a daily basis at the rate per annum of (i) 12.50 Basis Points for any day on which Level I Status exists, (ii) 15.00 Basis Points for any day on which Level II Status exists, (iii) 18.75 Basis Points for any day on which Level III Status exists or (iv) 20.00 Basis Points for any day on which Level IV Status exists. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

         (c) Payments. Commitment fees and facility fees accrued under this Section shall be payable quarterly on the last Domestic Business Day of each March, June, September and December and upon the termination of the Commitments in their

                                      28
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
entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.09. Optional Termination or Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         (b) Upon receipt of a notice of termination or reduction pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of the new amount (if any) of such Bank's Commitment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. Optional Prepayments. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) upon at least two Domestic Business Days' notice to the Agent, subject to Section 2.13, prepay any CD Borrowing or
(iii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to Section 2.13, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b) Except as provided in clause (i) of Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Rate Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                                      29
PAGE

         SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.11, Article VI, Article VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(e), if the Borrower fails to borrow any Fixed Rate Loan after notice has been given to any Bank in accordance with
Section 2.04(a) or if the Borrower fails to prepay any Fixed Rate Loan after notice has

                                      30
PAGE
been given to any Bank in accordance with Section 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                      31
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
          SECTION 2.16. Regulation D Compensation. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Applicable Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it).

         SECTION 2.17. Application of Interest Rates and Fees. Interest and fees at the rates described in Sections 2.07 and 2.08 shall accrue on and after the Effective Date. Interest and fees for all periods prior to the Effective Date shall be calculated in accordance with the Existing Credit Agreement.

                             ARTICLE III

                             CONDITIONS

         SECTION 3.01. Effectiveness. The Existing Credit Agreement shall be amended and restated as provided herein on the date (the "Effective Date") that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall

                                      32
PAGE
not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b)   receipt by the Agent for the account of each    Bank of a duly
executed Note, dated on or before the Effective Date, complying with the provisions of Section 2.05;

         (c) receipt by the Agent of an opinion of John R. Leekley, Vice President-General Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (e) receipt by the Agent of a certificate of a duly authorized officer of the Borrower, dated the Effective Date, certifying that (i) as of such date no Default shall have occurred and be continuing and (ii) as of such date the representations and warranties of the Borrower contained in this Agreement are true in all material respects; and

         (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 18, 1994. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                                      33
PAGE

         (a)  receipt by the Agent of a Notice of Borrowing as required by
   Section 2.02 or 2.03, as the case may be;

         (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

         (c) the fact that, immediately before and after such Borrowing, (i) in the case of a Refunding Borrowing, no Event of Default shall have occurred and be continuing and (ii) in the case of any other Borrowing, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(b), 4.05,
   4.06 (other than clause (i) thereof), 4.07 and 4.10) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.




                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Borrower and its Domestic Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective states of incorporation, and have all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on their businesses, considered as a whole, substantially as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been

                                      34
PAGE
duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

          SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Coopers & Lybrand and set forth in the Borrower's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and their cash flows for such Fiscal Year.

         (b) There has been no material adverse change since December 31, 1993 in the business or financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, as reflected in the financial statements referred to in subsection (a) of this Section.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in the reasonable opinion of the Borrower, is likely to have a material adverse effect on the business or financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06.  Compliance with ERISA.  Each member of the ERISA Group
(i) has fulfilled its obligations under

                                      35
PAGE
the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and (ii) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (x) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (y) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, in each case securing an amount greater than $10,000,000 or (z) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts appropriate reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates pertinent liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned or for the lawful operation of its current facilities, required constraints or changes in operating activities, and evaluation of liabilities to third parties, including employees, together with pertinent costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1989. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which, in the opinion of the Borrower, adequate reserves have been provided. The charges, accruals and reserves on the books

                                      36
PAGE
of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09 Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.10. Compliance with Laws. The Borrower complies, and has caused each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings,
(ii) no officer of the Borrower is aware that the Borrower or the relevant Subsidiary has failed to comply therewith or (iii) the Borrower has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.


                                   ARTICLE V

                                   COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all reported on by Coopers & Lybrand or other independent public accountants of nationally recognized standing, whose report shall be without material qualification;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a condensed consolidated

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
   balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, the related condensed consolidated statement of income for such quarter and the related condensed consolidated statements of income and cash flows for the portion of such Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified, to the best of his knowledge (subject to normal year-end adjustments), as to fairness of presentation, generally accepted accounting principles and consistency (except for changes concurred in by the Borrower's independent public accountants) by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
   5.02 to 5.06, inclusive, on the date of such financial statements, (ii) stating, to the best of his knowledge, whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) within 15 days after any officer of the Borrower becomes aware of the existence of any Default, unless such Default shall have been cured before the end of such 15 day period, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details of such Default and the action which the Borrower is taking or proposes to take with respect thereto;

         (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and similar regular and periodic reports which the Borrower shall have filed with the Securities and Exchange Commission;

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
         (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; provided that no such certificate shall be required unless the aggregate unpaid actual or potential liability of members of the ERISA Group involved in all events referred to in (i) through (vii) above of which officers of the Borrower have obtained knowledge and have not previously reported under this clause
   (g) exceeds $25,000,000;

         (h) within 20 days after the end of each Fiscal Quarter (unless Level I Status exists at the end of such Fiscal Quarter), a certificate of the Borrower's chief financial officer or chief accounting officer setting forth (i) the Borrower's best estimate of Annual Cash Flow as it will be recalculated based on Consolidated Net Income for the four Fiscal Quarters ended at the end of said Fiscal Quarter, (ii) Total

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
   Consolidated Debt at the end of said Fiscal Quarter, and (iii) the Borrower's best estimate of Total Consolidated Debt on the 31st day after the end of said Fiscal Quarter;

         (i) immediately after any officer of the Borrower obtains knowledge of a change or a proposed change in the rating of the Borrower's outstanding senior unsecured long-term debt securities by Moody's or S&P, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof; and

         (j) from time to time such additional information regarding the financial position or business of the Borrower as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Minimum Consolidated Tangible Net Worth. At no time will Consolidated Tangible Net Worth be less than Minimum Consolidated Tangible Net Worth. "Minimum Consolidated Tangible Net Worth" means $977,000,000; provided that such amount shall be adjusted at the end of each Fiscal Quarter ending after December 31, 1993, as follows:

         (i) increased by 50% of Consolidated Net Income for such Fiscal Quarter; provided that, if Consolidated Net Income for such Fiscal Quarter is a negative number (a "Consolidated Net Loss"), an amount up to 50% of such Consolidated Net Loss shall be applied first to reduce Minimum Consolidated Tangible Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Tangible Net Worth made pursuant to this clause (i) during the same Fiscal Year and second to reduce (but not below zero) any future increase in Minimum Consolidated Tangible Net Worth that would otherwise be made pursuant to this clause (i) during the same Fiscal Year; and

         (ii) increased by an amount equal to 50% of all increases in Consolidated Tangible Net Worth during such Fiscal Quarter attributable to sales or issuances of the Borrower's Equity Securities; provided that an amount up to 50% of all decreases in Consolidated Tangible Net Worth during such Fiscal Quarter attributable to purchases or other retirements of the Borrower's Equity Securities shall be applied first to offset any increase in Minimum Consolidated Tangible Net Worth that would otherwise be made pursuant to this clause (ii) at the end of such Fiscal Quarter, second

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
   to reduce Minimum Consolidated Tangible Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Tangible Net Worth made pursuant to this clause (ii) and third to reduce (but not below zero) any future increase in Minimum Consolidated Tangible Net Worth that would otherwise be made pursuant to this clause (ii).

         SECTION 5.03. Limitation on Dividends and Acquisitions of Borrower's Equity Securities. The Borrower will not (a) declare or pay any dividend (except dividends declared on or before December 31, 1993) or make any other distribution on its capital stock, or (b) purchase, redeem or otherwise acquire or retire for value any Borrower's Equity Securities or (c) permit a Subsidiary to purchase or otherwise acquire for value any of the Borrower's Equity Securities, if upon giving effect to such dividend, distribution, purchase, redemption, retirement or other acquisition, the aggregate amount expended (or, in the case of dividends declared but not yet paid, to be expended) for all such dividends and distributions on, and purchases, redemptions, retirements and other acquisitions of, the Borrower's Equity Securities after December 31, 1993 shall exceed the sum of (x) $242,010,000,
(y) 75% of Consolidated Net Income earned after December 31, 1993 determined as of a date not more than 90 days prior to the proposed dividend, distribution, purchase, redemption, retirement or other acquisition, and (z) the net cash proceeds received by the Borrower after December 31, 1993 from the issue, exchange or sale of any capital stock of the Borrower (other than redeemable preferred stock); provided that the provisions of this Section 5.03 shall not prevent (i) the payment of any regular dividends on any shares of preferred stock of the Borrower, (ii) the making of any required sinking or purchase fund payment or required redemption in respect of any shares of preferred stock of the Borrower issued for cash or property, (iii) any dividend or distribution payable in capital stock of the Borrower, (iv) the repurchase of shares of the Borrower's common stock previously awarded by the Borrower under its Restricted Stock Incentive Plan or (v) in connection with a grant of stock by the Borrower or the exercise of a stock option granted by the Borrower, the acquisition of shares of the Borrower's common stock from the grantee of such stock or the holder of such option (or a reduction in the number of shares issued to such grantee or holder) for a non-cash credit to cover (x) income taxes required to be withheld by the Borrower in connection with such grant or the exercise of such option and (y) in the case of an option, the exercise price thereof. Dividends, payments, redemptions and repurchases referred to in clauses (i), (ii) and (iv) of the preceding sentence shall be

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
included in subsequent computations under this Section 5.03; dividends and distributions referred to in clause (iii) of the preceding sentence and credits referred to in clause (v) thereof shall not be included in any computations under this Section 5.03. For purposes of computations under this
Section 5.03, (A) any non-cash distribution shall be taken at the fair value thereof at the date of distribution or payment by the Borrower, as determined in good faith by the board of directors of the Borrower, and (B) if any convertible indebtedness or convertible redeemable preferred stock is issued by the Borrower after December 31, 1993 and subsequently converted to capital stock of the Borrower (other than redeemable preferred stock), the net cash proceeds received by the Borrower upon the issuance of such convertible indebtedness or convertible redeemable preferred stock shall be deemed for purposes of clause (z) above to have been received from the issue of such capital stock. Nothing in this Section shall prohibit the Borrower from paying any dividend within 60 days after the declaration thereof if, when such dividend was declared, the declaration thereof was permitted by this Section.

         SECTION 5.04. Limitations on Debt. (a) The Borrower will not at any time, and will not suffer or permit any Consolidated Subsidiary at any time to, create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt and Consolidated Adjusted Net Worth would exceed 65%.

         (b) The Borrower will not at any time suffer or permit any Consolidated Subsidiary to create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the aggregate outstanding amount (determined at that time) of Debt of all Consolidated Subsidiaries (other than Debt owed to the Borrower or one or more other Consolidated Subsidiaries) would be greater than 15% of the maximum amount (determined at that time) of Consolidated Debt permitted under subsection (a) of this Section 5.04.

         (c) Subsections (a) and (b) above shall not prevent (i) the Borrower from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding (as such term is defined in Section 5.05) at least an equal principal amount of Debt then outstanding of the Borrower or of Debt then outstanding of a Consolidated Subsidiary or
(ii) a Consolidated Subsidiary from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding at least an equal principal amount of Debt then outstanding of such Consolidated Subsidiary, or (iii) the creation,

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
incurrence, issuance, guarantee or assumption of Debt owed to or owned by the Borrower or a Consolidated Subsidiary.

         (d) For purposes of the limitations provided in, and computations under, this Section 5.04, (i) when a corporation becomes a Consolidated Subsidiary it shall be deemed to create at such time all the Debt it has outstanding immediately after such time (provided that, if after giving effect to this clause (i), the aggregate outstanding amount of Debt of all Consolidated Subsidiaries (other than Debt owed to the Borrower or one or more other Consolidated Subsidiaries) would be greater than 15% but less than 30% of the maximum amount (determined at such time) of Consolidated Debt permitted under subsection (a) of this Section 5.04, this clause (i) shall not apply at the time such corporation becomes a Consolidated Subsidiary, but such corporation shall be deemed to create on the 15th day after it becomes a Consolidated Subsidiary all the Debt it has outstanding on such 15th day),
(ii) the disposition (other than to a Consolidated Subsidiary or the Borrower) by the Borrower or a Subsidiary of capital stock of any Consolidated Subsidiary which holds Debt of the Borrower or any other Consolidated Subsidiary so that the Consolidated Subsidiary ceases to be a Consolidated Subsidiary after such disposition shall be deemed the creation of such Debt, and (iii) the disposition (other than to a Consolidated Subsidiary or the Borrower) of Debt of the Borrower or any Consolidated Subsidiary by any Consolidated Subsidiary or the Borrower shall be deemed the creation of such Debt.

         SECTION 5.05. Cash Flow Coverage. The Borrower will not permit Consolidated Debt at any time to exceed 650% of Annual Cash Flow; provided that the Borrower shall not be required to comply with this Section 5.05 (i) at any time when Level I Status exists or (ii) if Level I Status exists for a period and subsequently no longer exists, at any time during the first 180 days after Level I Status ceases to exist. For purposes of this Section 5.05, if any Consolidated Debt is to be Refunded with the proceeds of other Consolidated Debt, the Debt to be so Refunded shall be excluded from Consolidated Debt when the refunding Debt is incurred. For purposes of
Section 5.04(c) Debt is deemed to be for the purpose of "Refunding" other Debt, and for purposes of this Section 5.05 Consolidated Debt is to be "Refunded" by other Consolidated Debt, if and to the extent that (i) no later than 5 Domestic Business Days after the refunding Debt is incurred, the Borrower delivers to the Agent written notice stating that the purpose of such Debt is to refund outstanding Debt and specifying the Debt to be refunded,
(ii) the proceeds of such refunding Debt are held in the form of cash or High Quality Investments (free of any
                                      43
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
Lien except a Lien securing the specified Debt to be refunded) until such specified Debt is repaid and (iii) such specified Debt to be refunded is repaid within 45 days after the refunding Debt is incurred.

         SECTION 5.06. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on December 31, 1993 securing Debt outstanding on December 31, 1993 in an aggregate principal amount not exceeding $60,000,000;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or acquiring a corporation or other entity which owned such asset); provided that such Lien attaches to such asset concurrently with or within 90 days after such acquisition;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

         (g) any Lien in favor of the holder of Debt (or any Person or entity acting for or on behalf of such holder) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively

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
   stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

         (h) Liens incidental to the normal conduct of its business or the ownership of its assets which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Borrower and its Consolidated Subsidiaries taken as a whole or in the aggregate materially impair the use thereof in the operation of the business of the Borrower and its Consolidated Subsidiaries taken as a whole; and

         (i) Liens securing Debt which are not otherwise permitted by the foregoing clauses of this Section; provided that (i) the aggregate outstanding principal amount of Debt secured by all such Liens on current assets shall not at any time exceed 20% of Consolidated Current Assets and
   (ii) the aggregate outstanding principal amount of Debt secured by all such Liens (including Liens referred to in clause (i) of this proviso) shall not at any time exceed the sum of (A) 20% of Consolidated Current Assets plus
   (B) 5% of Consolidated Tangible Net Worth.

         SECTION 5.07. Consolidations, Mergers and Sale of Assets. (a) The Borrower will not directly or indirectly sell, lease, transfer or otherwise dispose of all or substantially all of its assets, or merge or consolidate with any other Person, or acquire any other Person through purchase of assets or capital stock, unless either (i) the Borrower shall be the continuing or surviving corporation or (ii) the successor or acquiring corporation (if other than the Borrower) shall be a corporation organized under the laws of one of the States of the United States of America and shall assume, by a writing satisfactory in form and substance to the Required Banks, all of the obligations of the Borrower under this Agreement and the Notes, including all covenants herein and therein contained, in which case such successor or acquiring corporation shall succeed to and be substituted for the Borrower with the same effect as if it had been named herein as a party hereto.

         (b) The Borrower will not, and will not permit any Subsidiary to, directly or indirectly make a Restricted Transfer of its assets to any Person (other than the Borrower or a Substantially-Owned Consolidated Subsidiary) if, immediately after giving effect thereto, the aggregate amount of assets disposed of in all Restricted Transfers by the Borrower and its Subsidiaries in the twelve months then

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
ended would exceed 15% of the total assets of the Borrower and its Consolidated Subsidiaries as shown on the most recent balance sheet delivered to the Banks referred to in Section 4.04 or 5.01. For purposes of this subsection (b), the term "Restricted Transfer" means a direct or indirect sale, lease, transfer or other disposition of assets (other than (i) cash or (ii) an equity interest in a Person that is not a Subsidiary) to any Person (other than the Borrower or a Substantially-Owned Consolidated Subsidiary) if, in connection with such transaction (and as a substantial part of the consideration incident thereto), the Borrower or any Subsidiary receives an equity ownership interest in such Person or any right to receive payments which are specifically contingent in amount or duration upon the earnings of such Person or any portion of such Person's business.

         (c) No disposition of assets, merger, consolidation or acquisition referred to in subsection (a) or (b) of this Section shall be permitted if, immediately after giving effect thereto, the Borrower would be in default under any of the terms or provisions of this Agreement.

         SECTION 5.08. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings,
(ii) no officer of the Borrower is aware that the Borrower or the relevant Subsidiary has failed to comply therewith or (iii) the Borrower has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations the Borrower and its Consolidated Subsidiaries, taken as a whole.

         SECTION 5.09. Use of Proceeds. None of the proceeds of the Loans made under this Agreement will be used in violation of any applicable law or regulation.

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
                                  ARTICLE VI

                                   DEFAULTS

          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest or fees payable under this Agreement;

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02 to 5.07, inclusive;

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
   (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; provided that, if any representation and warranty deemed to have been made by the Borrower pursuant to the last sentence of Section 3.02 as to the satisfaction of the condition of borrowing set forth in clause (c)(i) of Section 3.02 shall have been incorrect solely by reason of the existence of an Event of Default of which the Borrower was not aware when such representation and warranty was deemed to have been made and which was cured before or promptly after the Borrower became aware thereof, then such representation and warranty shall be deemed not to have been incorrect in any material respect;

         (e) the Borrower and its Consolidated Subsidiaries shall fail to make one or more payments in respect of Material Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $50,000,000) when due or within any applicable grace period, and such failure has not been waived;

         (f) the Borrower or any Consolidated Subsidiary shall fail to observe or perform any term, covenant or

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
   agreement contained in any instrument or agreement (other than this Agreement) by which it is bound relating to Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $50,000,000), or any other event or condition referred to therein shall occur, and the effect of all such failures, events and conditions (each a "default") is to cause the maturity of Material Debt to be accelerated or to permit (any applicable period of grace having expired) the holder or holders of Material Debt (or any Person acting on their behalf) to accelerate the maturity thereof;

         (g) the Borrower or Significant Subsidiaries shall, in each case, commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it under any such law, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or a resolution shall be adopted by either the shareholders or the board of directors of such corporation to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or Significant Subsidiaries in any United States Federal court or other court of competent jurisdiction seeking in each case liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, and in each case such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or Significant Subsidiaries as debtors under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay

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
   to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000; provided that no Event of Default shall exist under this clause (i) with respect to any Prior Plan unless it is reasonably likely that one or more members of the ERISA Group is liable with respect to the relevant Unfunded Liabilities or current payment obligation, as the case may be;

         (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days; or

         (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or Continuing Directors shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding Notes evidencing more than 50% in aggregate outstanding principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without

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
presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in

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accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable (i) to the Banks for any action taken or not taken by such Person in connection herewith with the consent or at the request of the Required Banks or (ii) to the Banks or the Borrower for any action taken or not taken by such Person in the absence of such Person's own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the

                                      51
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Banks and the Borrower.  Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. (a) If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing (other than a Money Market Absolute Rate Borrowing):

         (i) the Agent is advised by each of the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to such Reference Bank in the relevant market for such Interest Period, or

       (ii) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies

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
the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any such Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (A) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (B) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         (b) If deposits in dollars (in the applicable amounts) are not being offered to any of the Reference Banks in the relevant market for any Interest Period, by reason of circumstances affecting such Reference Bank, and not affecting the London interbank market or the United States market for certificates of deposit generally (as the case may be), the Agent shall, in consultation with the Borrower and with the consent of the Required Banks, appoint another bank to act as a Reference Bank hereunder.

         SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to honor its binding legal obligation hereunder to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans

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
to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan (or, if the Borrower so elects by at least one Domestic Business Day's notice to the Agent and such Bank, a CD Loan) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan or CD Loan, as the case may be.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the United States of America or any State or political subdivision thereof or imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement

                                      54
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
   included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that, if such Bank fails to demand such compensation (or notify the Borrower that it will demand such compensation) promptly upon becoming aware of the facts entitling it to do so, such Bank shall not be entitled to such compensation for the period before the date on which it actually demands (or notifies the Borrower that it will demand) such compensation. If any Bank demands compensation under this subsection (a), the Borrower may at any time, upon at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, prepay in full each then outstanding affected Fixed Rate Loan of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying each such Fixed Rate Loan of such Bank, the Borrower shall borrow a Base Rate Loan (or, if the Borrower shall so elect in its notice of prepayment, a Fixed Rate Committed Loan of another type) in an equal principal amount from such Bank for an Interest Period coinciding with the remaining term of the Interest Period applicable to such Fixed Rate Loan, and such Bank shall make such a Loan notwithstanding any provision herein to the contrary.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the

                                      55
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
interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that, if such Bank fails to demand such compensation (or notify the Borrower that it will demand such compensation) promptly upon becoming aware of the facts entitling it to do so, such Bank shall not be entitled to such compensation for the period before the date on which it actually demands (or notifies the Borrower that it will demand) such compensation.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Substitute Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.04 shall apply to such Bank, then, unless and until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on

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
   which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks) or, if the Borrower shall so elect in the Notice of Borrowing, CD Loans or Euro-Dollar Loans (whichever type is not affected by such circumstances) for an Interest Period coincident with the related Fixed Rate Borrowing, and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loan shall be applied to repay the Loan substituted therefor pursuant to Section 8.04(a) instead.

         SECTION 8.05. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.


                                  ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 9.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.01; provided that notices to the Agent under
Article II or Article VIII shall not be effective until received.

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
         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03.  Expenses; Documentary Taxes; Indemnification.  (a)
The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) The Borrower agrees to indemnify and defend each Bank and their respective directors, officers, agents, employees and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses substantially relating to or arising out of (i) the Borrower's actual or proposed use of proceeds of Loans for the purpose of acquiring equity securities of any other Person, or (ii) a change of ownership or control of the Borrower, including but not limited to reasonable attorney's fees and settlement costs; provided that (x) the foregoing indemnity shall not apply to any losses, liabilities, claims, damages or expenses that do not relate to or arise out of this Agreement or the activities of the parties hereto in connection herewith and (y) no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with

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
respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of the Commitments, or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, except as provided in Section 5.07(a).

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of

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
its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii) or (iii) of Section 9.05 without the consent of the Participant.
The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all (but not less than $10,000,000), of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent (which consent will not unreasonably be withheld); provided that if an Assignee is a Bank or an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this

                                      60
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
subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 2.15.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) If any Reference Bank assigns or otherwise transfers its Note to an unaffiliated institution, the Agent shall, in consultation with the Borrower and with the consent of the Required Banks, appoint another bank to act as a Reference Bank hereunder.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Confidentiality. Each Bank agrees that all documentation and other information made available by the Borrower to such Bank, whether under the terms of this Agreement or any other loan agreement, shall (except to the extent required by legal or governmental process or otherwise by law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of any Bank, or was theretofore known to such Bank independent of any disclosure thereto by the Borrower) be held in the strictest confidence

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
by such Bank and used solely in connection with administration of loans from time to time outstanding from such Bank to the Borrower; provided that (i) such Bank may disclose such documentation and other information to any other bank to which such Bank sells or proposes to sell a participation in its Loans hereunder, if such other bank, prior to such disclosure, agrees for the benefit of the Borrower to comply with the provisions of this Section 9.08,
(ii) such Bank may disclose the provisions of this Agreement and the Notes and the amounts, maturities and interest rates of its Loans to any purchaser or potential purchaser of such Bank's interest in any Loan and (iii) such Bank may disclose such documentation and other information to the extent required, in such Bank's good faith judgment, to enforce its rights under this Agreement and the Notes.

         SECTION 9.09. Severalty of Obligations. The obligations of the Banks hereunder are several. No failure by any Bank to perform its obligations hereunder shall relieve any other Bank of its obligations hereunder, and no Bank shall be responsible for the performance of any other Bank's obligations hereunder or for any action taken or omitted by any other Bank hereunder.

         SECTION 9.10. New York Law; Submission to Jurisdiction. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, except that the Existing Credit Agreement shall continue to govern the rights and obligations of the parties thereto with respect to the period prior to the Effective Date.

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         SECTION 9.12.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE AGENT
AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  MASCO CORPORATION


                                  By     /s/Robert B. Rosowski
                                  Title: Vice President - Controller

                                  21001 Van Born Road
                                  Taylor, Michigan  48180
                                  Attention:  President and Vice
                                               President-General Counsel
                                  Telecopy Number:  (313) 374-6135

                                      63
PAGE

Commitments

$75,000,000              MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK


                         By  /s/Timothy S. Broadbent
                             Title: Vice President



$70,000,000              COMERICA BANK


                         By  /s/James R. Grossett
                             Title: Vice President



$65,000,000              NBD BANK, N.A.


                         By  /s/Richard H. Huttenlocher
                             Title: Vice President



$45,000,000              NATIONSBANK OF TEXAS, N.A.


                         By  /s/William A. Bowen, Jr.
                             Title: Vice President



$40,000,000              BANK OF AMERICA NT&SA


                         By  /s/W. L. Hess
                             Title: Vice President



$40,000,000              CITIBANK, N.A.


                         By  /s/Edward Lettieri
                             Title: Vice President

                                      64
PAGE

Commitments

$40,000,000              THE FIRST NATIONAL BANK OF CHICAGO


                         By  /s/Susan L. Comstock
                             Title: Vice President



$40,000,000             PNC BANK, NATIONAL ASSOCIATION


                        By  /s/John F. Broeren
                            Title: Assistant Vice President



$35,000,000             THE BANK OF NOVA SCOTIA


                        By  /s/F.C.H. Ashby
                            Title: Senior Manager Loan Operations



$35,000,000             ROYAL BANK OF CANADA


                        By  /s/ Holly Spencer Kaczmarczyk
                            Title: Manager, Corporate Banking



$30,000,000             CONTINENTAL BANK N.A.


                        By  /s/Steven K. Ahrenholz
                            Title: Vice President



$30,000,000             WACHOVIA BANK OF GEORGIA, N.A.


                        By  /s/James B. Gburek
                            Title: Senior Vice President

                                      65
PAGE

Commitments

$25,000,000              CHEMICAL BANK


                         By  /s/Colleen M. Roux
                             Title: Vice President



$20,000,000              COMMERZBANK AKTIENGESELLSCHAFT
                            GRAND CAYMAN BRANCH


                         By  /s/ Kaylan Basu
                             Title: First Vice President


                         By  /s/Dr. Helmut R. Tollner
                             Title: Executive Vice President



$20,000,000              THE DAI-ICHI KANGYO BANK, LTD.,
                            CHICAGO BRANCH


                         By  /s/Tetsuya Kaneko
                             Title: Vice President



$20,000,000              DEUTSCHE BANK AG CHICAGO BRANCH AND/OR
                             CAYMAN ISLANDS BRANCHES


                         By  /s/David S. Berger
                             Title: Assistant Vice President


                         By  /s/Cameron C. Hitchcock
                             Title: Vice President

                                      66
PAGE

Commitments

$20,000,000              DRESDNER BANK AG
                            CHICAGO AND GRAND CAYMAN BRANCHES


                         By  /s/Haig C. Garabedian
                             Title: Vice President


                         By  /s/John B. Sinsheimer
                             Title: Vice President



$20,000,000              ISTITUTO BANCARIO SAN PAOLO
                             DI TORINO, S.p.A.


                         By  /s/William DeAngelo
                             Title: First Vice President



$20,000,000              NATIONAL CITY BANK


                         By  /s/Marybeth S. Howe
                             Title: Vice President



$20,000,000              THE SANWA BANK LIMITED


                         By  /s/Richard H. Ault
                             Title: Vice President



$20,000,000              SOCIETY NATIONAL BANK


                         By  /s/Michael J. Jackson
                             Title: Vice President

                                      67
PAGE

Commitments

$20,000,000              THE SUMITOMO BANK, LIMITED


                         By  /s/Katsuyasu Iwasawa
                             Title: Joint General Manager


_________________

Total Commitments

$750,000,000
=================


                        MORGAN GUARANTY TRUST COMPANY
                            OF NEW YORK, as Agent


                        By  /s/Timothy S. Broadbent
                            Title: Vice President
                            Attention:  Timothy S. Broadbent
                            60 Wall Street
                            New York, New York  10260-0060
                            Telex Number:  177615 MGT UT
                            Telecopy Number:  (212) 648-5336

                                      68
PAGE

                                                   EXHIBIT A


                                     NOTE


                                           New York, New York
                                                          , 19


         For value received, MASCO CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of May 18, 1994 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                  MASCO CORPORATION


                                 By________________________
                                    Title:
PAGE

                        LOANS AND PAYMENTS OF PRINCIPAL




__________________________________________________________________

                              Amount of
        Amount of Type of     Principal       Maturity  Notation
   Date   Loan     Loan        Repaid          Date     Made By
__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

                                       2
PAGE

                                                   EXHIBIT B

                      Form of Money Market Quote Request


                                           [Date]


To:      Morgan Guaranty Trust Company of New York
           (the "Agent")

From:    Masco Corporation

Re: Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 18, 1994 among the Borrower, the Banks listed on the signature pages thereof and the Agent

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                    Interest Period

$


         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                 MASCO CORPORATION


                                 By________________________
                                    Title:

_____________
*Amount must be $25,000,000 or a larger multiple of $1,000,000.

**Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period. PAGE

                                                   EXHIBIT C


                  Form of Invitation for Money Market Quotes



To:      [Name of Bank]

Re:      Invitation for Money Market Quotes
         to Masco Corporation (the
         "Borrower")

         Pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of May 18, 1994 among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                    Interest Period

$


         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:00 A.M.] (New York City time) on [date].

                                 MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK

                                  By______________________
                                     Authorized Officer
PAGE

                                                   EXHIBIT D


                          Form of Money Market Quote



To:  Morgan Guaranty Trust Company
     of New York, as Agent

Re:  Money Market Quote to
     Masco Corporation (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1. Quoting Bank:  ________________________________

2. Person to contact at Quoting Bank:

    _____________________________

3. Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal      Interest    Money Market
Amount**       Period***       [Margin****] [Absolute Rate*****]
$

$


         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**



___________

* As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $1,000,000 or a larger multiple thereof.
                      (notes continued on following page)
PAGE

   We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of May 18, 1994 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.



                                 Very truly yours,

                                 [NAME OF BANK]

Dated:_______________          By __________________________
                                    Authorized Officer



















____________

*** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

*****  Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                       2
PAGE

                                                       EXHIBIT E



                                  OPINION OF
                           COUNSEL FOR THE BORROWER


                                             [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:


         I am Vice President-General Counsel of Masco Corporation (the "Borrower") and am familiar with the Amended and Restated Credit Agreement dated as of May 18, 1994 (the "Credit Agreement") among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.01(c) of the Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses substantially as now conducted.
PAGE

Page Two

         2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower, require no action in respect of the Borrower by, or filing in respect of the Borrower with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument known to me to be binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries under any such agreement or instrument.

         3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

         4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in my opinion, is likely to have a material adverse effect on the business or financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.


                              Very truly yours,



                              John R. Leekley
                              Vice President and
                                 General Counsel
PAGE

                                                     EXHIBIT F



                                  OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                               FOR THE AGENT


                                             [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have participated in the preparation of the Amended and Restated Credit Agreement dated as of May 18, 1994 (the "Credit Agreement") among Masco Corporation, a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

To the Banks and the Agent       -2-                   May __, 1994
  Referred to Below

         In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.



                               Very truly yours,
PAGE

                                                     EXHIBIT G



                      ASSIGNMENT AND ASSUMPTION AGREEMENT




         AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), MASCO CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                              W I T N E S S E T H


         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of May 18, 1994 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement. PAGE

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof [in respect of the Assigned Amount] are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to
Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a

_______________
*Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be prefereable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

                                       2
PAGE

Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                 [ASSIGNOR]

                                 By_________________________
                                   Title:


                                 [ASSIGNEE]

                                 By__________________________
                                   Title:


                                 [MASCO CORPORATION

                                 By__________________________
                                   Title:]


                                 [MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK, as Agent

                                 By__________________________
                                   Title:]